UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2022

Millennium Sustainable Ventures Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	MILC	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2022, Millennium Sustainable Ventures Corp. (“MILC”) announces that a wholly owned subsidiary (the “Tenant”), has entered into a 10-year triple-net lease (the “Lease”) with a wholly owned subsidiary of Power REIT (the “Landlord), in connection with an 88-acre property located in O’Neill, Nebraska (the “Property”). As part of the transaction, Tenant has arranged a $3 million non-recourse loan with a fixed interest rate of 1.5% and a four-year term. The loan is secured by Furniture, Fixtures, and Equipment, which was purchased by the Tenant, as well as crops.

The foregoing descriptions of the lease does not purport to be complete and are qualified in its entirety by reference to the complete text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Ex. No.	Description

10.1	Lease Agreement with subsidiary of Power REIT

99.1	Press Release of Millennium Sustainable Ventures Corp. - Millennium Sustainable Ventures Corp. Announces Expansion of its Footprint with a 1.1 million square foot Greenhouse Facility, Immediate Plans to Commence Cultivation of Tomatoes, Introduction of Millennium Produce as a New Operating Segment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022

Millennium Sustainable Ventures Corp.

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer